Exhibit (a)(5)(iii)

                           OFFER TO PURCHASE FOR CASH

                                       BY

                          ADVANCED NUTRACEUTICALS, INC.

                                       OF

                   UP TO 1,058,823 SHARES OF ITS COMMON STOCK

                                       AT

                                 $4.25 PER SHARE

        THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
   NEW YORK CITY TIME, ON AUGUST 25, 2005, UNLESS THE TENDER OFFER IS EXTENDED.

                                  July 26, 2005

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated July 26, 2005, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the tender offer, in connection with the offer by Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), to purchase up to 1,058,823 shares of its common stock, par value $0.01 per share, at $4.25 per share upon the terms and subject to the conditions of the tender offer.

     All shares properly tendered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase) and not properly withdrawn will be purchased at the purchase price upon the terms and subject to the conditions of the tender offer, including the odd lot, proration and conditional tender provisions. ANI will return promptly after the expiration date all shares not purchased, including shares not purchased because of proration or conditional tenders. ANI reserves the right, in its sole discretion, to purchase more than 1,058,823 shares under the tender offer in accordance with applicable law. See Section 1 and Section 3 of the Offer to Purchase.

     If the number of shares properly tendered is less than or equal to 1,058,823 shares (or such greater number of shares as ANI may elect to purchase pursuant to the tender offer), ANI will, on the terms and subject to the conditions of the tender offer, purchase at the purchase price all shares so tendered.

     On the terms and subject to the conditions of the tender offer, if at the expiration of the tender offer more than 1,058,823 shares (or such greater number of shares as ANI may elect to purchase) are properly tendered, then ANI will buy shares first, from all stockholders who own, beneficially or of record, an aggregate of fewer than 100 shares who properly tender all their shares and do not withdraw them before the expiration date, second, on a pro rata basis from all other stockholders who properly tender shares, subject to conditional tenders, and third, only if necessary to permit ANI to purchase 1,058,823 shares, from stockholders who have tendered shares subject to the condition that a specified minimum number of the stockholder's shares be purchased if any shares are purchased in the tender offer as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the stockholders tendered all of their shares) by random lot, to the extent feasible.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

     We call your attention to the following:

     1. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

     2. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

     3. The tender offer and withdrawal rights with respect to the tender offer will expire at 5:00 p.m., New York City time, on August 25, 2005, unless ANI extends the tender offer.

     4. The tender offer is for 1,058,823 shares, constituting approximately 19% of the shares outstanding as of July 22, 2005.

     5. Tendering stockholders who are registered stockholders or who tender their shares directly to Corporate Stock Transfer, the Depositary for the tender offer, will not be obligated to pay any brokerage commissions or fees to ANI, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on ANI's purchase of shares under the tender offer.

     6. If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares before the expiration date and check the box captioned "Odd Lots" in the attached Instruction Form, ANI, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

     7. If you wish to condition your tender upon the purchase of all shares tendered or upon ANI's purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. ANI's purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

     8. ANI's board of directors has approved the tender offer. However, neither ANI nor any member of its board of directors nor the Depositary (as defined in the Offer to Purchase) makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including ANI's reasons for making the tender offer. See Section 2 of the Offer to Purchase. Stockholders should discuss whether to tender their shares with their broker or other financial or tax advisor.

     Some of ANI's directors and executive officers have advised ANI that they intend to tender shares in the tender offer. See Section 11 of the Offer to Purchase.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     Terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 25, 2005, UNLESS ANI EXTENDS THE TENDER OFFER. TENDERED SHARES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE APPLICABLE EXPIRATION DATE.

     The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE

                           OFFER TO PURCHASE FOR CASH

                                       BY

                          ADVANCED NUTRACEUTICALS, INC.

                                       OF

                   UP TO 1,058,823 SHARES OF ITS COMMON STOCK

                                       AT

                                 $4.25 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 26, 2005, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the offer by Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), to purchase up to 1,058,823 shares of its common stock, par value $0.01 per share, at $4.25 per share, upon the terms and subject to the conditions of the tender offer.

     The undersigned hereby instruct(s) you to tender to ANI the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer.

     AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE
UNDERSIGNED: ________________SHARES*

                                    ODD LOTS
                (SEE INSTRUCTION 9 IN THE LETTER OF TRANSMITTAL)

     To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on July 27, 2005, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares. The undersigned either (CHECK ONE BOX):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered;

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
(a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
(a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of the number of shares identified above and is tendering all of those shares.

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)

     A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any stockholder desiring to make a conditional tender must so indicate in the box captioned "Conditional Tender" below. Unless the minimum number of shares indicated below is purchased by ANI in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and ANI urges stockholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] Minimum number of shares that must be purchased if any are purchased:
__________ shares.

     If, because of proration, the minimum number of shares designated will not be purchased, ANI may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box.

[ ] The tendered shares represent all shares held by the undersigned.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

                                    SIGN HERE

Account Number(s):   ________________________________________

Signature(s):  _______________________________________________

Name(s): _______________________________________________
                        (PLEASE TYPE OR PRINT)

Address(es):   _______________________________________________
                         (INCLUDING ZIP CODE)

Area Code/Phone
Number(s):     _______________________________________________

Taxpayer Identification or Social Security Number(s):     _______________

Dated:   _________________________________________________, 2005

* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.